As filed with the Securities and Exchange Commission on November 5, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Flowco Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	99-4382473
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1300 Post Oak Blvd., Suite 450

Houston, Texas 77056

(713) 997-4877

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

FLOWCO HOLDINGS INC. 2025 EQUITY AND INCENTIVE PLAN

(Full title of the plan)

Joseph R. Edwards

President and Chief Executive Officer

1300 Post Oak Blvd., Suite 450

Houston, Texas 77056

(713) 997-4877

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 is being filed by Flowco Holdings Inc. (the “Registrant”) to register an additional 581,839 shares of the Registrant’s Class A common stock (the “Common Stock”) under the Registrant’s 2025 Equity and Incentive Plan (the “Plan”), which provides for an annual increase of up to 2% of Common Stock. Under the Plan, which was approved by stockholders of the Registrant on January 15, 2025, there were initially 6,000,000 shares of Common Stock authorized. All of such shares were registered on the Registrant’s Form S-8, File No. 333-284347 (the “Prior Registration Statement”) on January 17, 2025. The Prior Registration Statement is currently effective. This Registration Statement relates to the securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the SEC by the Registrant are hereby incorporated herein by reference:

(a)
The Registrant’s Annual Report on Form 10-K (File No. 001-42477) filed with the Commission on February 26, 2026, as amended by the Form 10-K/A filed with the Commission on July 2, 2026;
(b)
the Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on May 6, 2026 (as amended by the Form 10-Q/A filed on July 2), August 11, 2026 and November 4, 2026;
(c)
the Registrant’s Current Reports on Form 8-K filed with the Commission on February 2, 2026, February 5, 2026, March 3, 2026, March 24, 2026, May 1, 2026, May 8, 2026, July 29, 2026, July 30, 2026, October 2, 2026 and November 2, 2026; and
(d)
the description of the Registrant’s Class A common stock, par value $0.0001 per share, included under the caption “Description of Securities of the Registrant” contained in the Exhibit 4.2 on the Registrant’s Annual Report on Form 10-K (File No. 001-42477), filed with the Commission on February 26, 2026.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC) and prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation of Flowco Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 21, 2025)

4.2	Amended and Restated Bylaws of Flowco Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 21, 2025)
5.1*	Opinion of Sidley Austin LLP
10.1	Flowco Holdings Inc. 2025 Equity and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form S-8 filed with the Commission on January 17, 2025)
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Sidley Austin LLP (contained in its opinion filed as Exhibit 5.1 hereto)
24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement)
107.1*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 5, 2026.

Flowco Holdings Inc.

By: /s/ Joseph R. Edwards
Name: Joseph R. Edwards
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on November 5, 2026 and each person whose signature appears below appoints Joseph R. Edwards and Jonathan W. Byers, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title
/s/ Joseph R. Edwards	President and Chief Executive Officer
Joseph R. Edwards	(Principal Executive Officer); Director
/s/ Jonathan W. Byers	Chief Financial Officer
Jonathan W. Byers	(Principal Financial Officer)
/s/ Robert Y. Brown	Controller (Principal Accounting Officer)
Robert Y. Brown
/s/ Alexander Chmelev	Director
Alexander Chmelev
/s/ Jonathan B. Fairbanks	Director
Jonathan B. Fairbanks
/s/ Ben A. Guill	Director
Ben A. Guill
/s/ Paul W. Hobby	Director
Paul W. Hobby

/s/ Hardy Murchison	Director
Hardy Murchison

/s/ Cynthia L. Walker	Director
Cynthia L. Walker

/s/ William H. White	Director
William H. White